                                                                    EXHIBIT 12.1

                              STATEMENT REGARDING
                             COMPUTATION OF RATIOS

SPEEDWAY MOTORSPORTS, INC.
ACTUAL AND PRO FORMA RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                               FOR THE SIX MONTHS
                                                  FOR THE YEAR ENDED DECEMBER 31,                ENDED JUNE 30,
                                         1992       1993       1994       1995       1996       1996       1997
ACTUAL RATIO OF EARNINGS TO FIXED
  CHARGES
Income from continuing operations
  before income taxes................   $11,099    $15,378    $18,525    $33,290    $43,057    $22,677    $49,730
Less: Equity in operations of equity
  method investee....................                                       (233)      (371)      (185)       210
Adjusted income from continuing
  operations before income taxes.....    11,099     15,378     18,525     33,057     42,686     22,492     49,940
Fixed charges:
  Interest expense...................     4,527      4,520      4,282        917        693        566      1,482
  Amortization of financing costs....       161         99        101         24         --         54          5
Income as defined....................   $15,787    $19,997    $22,908    $33,998    $43,379    $23,112    $51,427
Fixed charges:
  Interest expense...................   $ 4,527    $ 4,520    $ 4,282    $   917    $   693    $   566    $ 1,482
  Capitalized interest...............                                                 2,834        546      3,515
  Amortization of financing costs....       161         99        101         24        239         54        306
Fixed charges........................   $ 4,688    $ 4,619    $ 4,383    $   941    $ 3,766    $ 1,166    $ 5,303
Ratio of earnings to fixed charges...      3.37       4.33       5.23      36.13      11.52      19.82       9.70

                                                                                                           YEAR ENDED
                                                                         YEAR ENDED                       DECEMBER 31,
                                                                        DECEMBER 31,      PRO FORMA           1996
                                                                            1996        ADJUSTMENTS(1)      ADJUSTED
PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
Income from continuing operations before income taxes................     $ 43,057          $ (126)         $ 42,931
Less: Equity in operations of equity method investee.................         (371)                             (371)
Adjusted income from continuing operations before income taxes.......       42,686            (126)           42,560
Fixed charges:
  Interest expense...................................................          693             126               819
  Amortization of financing costs....................................           --              --                --
Income as defined....................................................     $ 43,379          $    0          $ 43,379
Fixed charges:
  Interest expense...................................................     $    693          $  126          $    819
  Capitalized interest...............................................        2,834             513             3,347
  Amortization of financing costs....................................          239             311               550
Fixed charges........................................................     $  3,766          $  950          $  4,716
Actual Ratio of earnings to fixed charges............................        11.52
Pro Forma Ratio of earnings to fixed charges.........................                                           9.20

                                                                                                            SIX MONTHS
                                                                           SIX MONTHS                          ENDED
                                                                              ENDED                          JUNE 30,
                                                                            JUNE 30,        PRO FORMA          1996
                                                                              1996        ADJUSTMENTS(1)     ADJUSTED
PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
Income from continuing operations before income taxes...................     $22,677          $ (171)         $22,506
Less: Equity in operations of equity method investee....................        (185)                            (185)
Adjusted income from continuing operations before income taxes..........      22,492            (171)          22,321
Fixed charges:
  Interest expense......................................................         566             171              737
  Amortization of financing costs.......................................          54              --               54
Income as defined.......................................................     $23,112          $    0          $23,112
Fixed charges:
  Interest expense......................................................     $   566          $  171          $   737
  Capitalized interest..................................................         546             165              711
  Amortization of financing costs.......................................          54             156              210
Fixed charges...........................................................     $ 1,166          $  492          $ 1,658
Actual Ratio of earnings to fixed charges...............................       19.82
Pro Forma Ratio of earnings to fixed charges............................                                        13.94

                                                                                                            SIX MONTHS
                                                                           SIX MONTHS                          ENDED
                                                                              ENDED                          JUNE 30,
                                                                            JUNE 30,        PRO FORMA          1997
                                                                              1997        ADJUSTMENTS(1)     ADJUSTED
PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
Income from continuing operations before income taxes...................     $49,730          $ (119)         $49,611
Less: Equity in operations of equity method investee....................         210                              210
Adjusted income from continuing operations before income taxes..........      49,940            (119)          49,821
Fixed charges:
  Interest expense......................................................       1,482             119            1,601
  Amortization of financing costs.......................................           5              --                5
Income as defined.......................................................     $51,427          $    0          $51,427
Fixed charges:
  Interest expense......................................................     $ 1,482          $  119          $ 1,601
  Capitalized interest..................................................       3,515             283            3,798
  Amortization of financing costs.......................................         306             156              462
Fixed charges...........................................................     $ 5,303          $  558          $ 5,861
Actual Ratio of earnings to fixed charges...............................        9.70
Pro Forma Ratio of earnings to fixed charges............................                                         8.77

(1) Pro forma ratio of earnings to fixed charges assumes that all bank debt outstanding during 1996, and the six-month periods ended June 30, 1996 and 1997 was refinanced with the proceeds of the Old Notes. The effect of such refinancing is an increase in fixed charges of $950,000, $492,000 and $558,000 for 1996, and the six-month periods ended June 30, 1996 and 1997, respectively. The pro forma ratio of earnings to fixed charges does not reflect any income earned from the proceeds of the Prior Offering in excess of the refinanced bank debt amounts.

SPEEDWAY MOTORSPORTS, INC.
ACTUAL AND PRO FORMA RATIOS OF EBITDA TO INTEREST CHARGES

                                                                                               FOR THE SIX MONTHS
                                                  FOR THE YEAR ENDED DECEMBER 31,                ENDED JUNE 30,
                                         1992       1993       1994       1995       1996       1996       1997
ACTUAL RATIO OF EBITDA TO INTEREST
  CHARGES
Income from continuing operations
  before
  income taxes.......................   $11,099    $15,378    $18,525    $33,290    $43,057    $22,677    $49,730
  Interest expense...................     4,527      4,520      4,282        917        693        566      1,482
  Depreciation and amortization......     4,289      4,375      4,500      4,893      7,598      3,796      7,119
EBITDA...............................   $19,915    $24,273    $27,307    $39,100    $51,348    $27,039    $58,331
Interest charges.....................   $ 4,527    $ 4,520    $ 4,282    $   917    $ 3,527    $ 1,112    $ 4,997
Ratio of EBITDA to interest
  charges............................      4.40       5.37       6.38      42.64      14.56      24.32      11.67

                                                                                                           YEAR ENDED
                                                                         YEAR ENDED                       DECEMBER 31,
                                                                        DECEMBER 31,      PRO FORMA           1996
                                                                            1996        ADJUSTMENTS(1)      ADJUSTED
PRO FORMA RATIO OF EBITDA TO INTEREST CHARGES
Income from continuing operations before income taxes................     $ 43,057          $ (126)         $ 42,931
  Interest expense...................................................          693             126               819
  Depreciation and amortization......................................        7,598              --             7,598
EBITDA...............................................................     $ 51,348          $    0          $ 51,348
Interest charges.....................................................     $  3,527          $  639          $  4,166
Actual Ratio of EBITDA to interest charges...........................        14.56
Pro Forma Ratio of EBITDA to interest charges........................                                          12.33

                                                                                                            SIX MONTHS
                                                                            SIX MONTHS                        ENDED
                                                                              ENDED                          JUNE 30,
                                                                             JUNE 30,       PRO FORMA          1996
                                                                               1996       ADJUSTMENTS(1)     ADJUSTED
PRO FORMA RATIO OF EBITDA TO INTEREST CHARGES
Income from continuing operations before income taxes....................    $ 22,677         $ (171)        $ 22,506
  Interest expense.......................................................         566            171              737
  Depreciation and amortization..........................................       3,796             --            3,796
EBITDA...................................................................    $ 27,039         $    0         $ 27,039
Interest charges.........................................................    $  1,112         $  336         $  1,448
Actual Ratio of EBITDA to interest charges...............................       24.32
Pro Forma Ratio of EBITDA to interest charges............................                                       18.67

                                                                                                            SIX MONTHS
                                                                            SIX MONTHS                        ENDED
                                                                              ENDED                          JUNE 30,
                                                                             JUNE 30,       PRO FORMA          1997
                                                                               1997       ADJUSTMENTS(1)     ADJUSTED
PRO FORMA RATIO OF EBITDA TO INTEREST CHARGES
Income from continuing operations before income taxes....................    $ 49,730         $ (119)        $ 49,611
  Interest expense.......................................................       1,482            119            1,601
  Depreciation and amortization..........................................       7,119                           7,119
EBITDA...................................................................    $ 58,331         $    0         $ 58,331
Interest charges.........................................................    $  4,997         $  402         $  5,399
Actual Ratio of EBITDA to interest charges...............................       11.67
Pro Forma Ratio of EBITDA to interest charges............................                                       10.80

(1) Pro forma ratio of EBITDA to interest charges assumes that all bank debt outstanding during 1996, and the six-month periods ended June 30, 1996 and 1997 was refinanced with the proceeds of the Old Notes. The effect of such refinancing is an increase in interest charges of $639,000, $336,000 and $402,000 for 1996, and the six-month periods ended June 30, 1996 and 1997, respectively. The pro forma ratio of EBITDA to interest charges does not reflect any income earned from the proceeds of the Prior Offering in excess of the refinanced bank debt amounts.